UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2011 (March 30, 2011)
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		27-3865930
(State or other jurisdiction	001-11239	(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 30, 2011, a subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors of HCA Holdings, Inc. (the “Company”) adopted the 2011 Senior Officer Performance Excellence Program (the “Senior Officer PEP”). Under the Senior Officer PEP, the executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The specified performance criteria for the Company’s named executive officers and other participants is EBITDA (as defined in the Senior Officer PEP), and with respect to the Southwest, National and Central Group Presidents 50% of their respective award opportunities are based on EBITDA for their respective Group. Target awards for 2011 for the named executive officers are as follows:
•	130%-150% of base salary for Richard M. Bracken, our Chairman and CEO;

•	80%-100% of base salary for R. Milton Johnson, our President and CFO;

•	66%-90% of base salary for Samuel N. Hazen, our President of Operations;

•	66%-80% of base salary for Beverly B. Wallace, our President — NewCo Business Solutions; and

•	66%-80% of base salary for W. Paul Rutledge, a Group President.
          Participants will receive 100% of the target award for target performance, 25% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance. The threshold, target and maximum percentages, within the ranges previously approved by the Committee, shall be finally determined by the Committee.
          No payments will be made for performance below specified threshold amounts. Payouts between threshold and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the Senior Officer PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the Senior Officer PEP.
          The Committee may apply negative discretion to final award determinations with respect to any of the named executive officers based on the Committee’s subjective evaluation of the named executive officer’s annual performance including, if and as determined by the Committee, an evaluation of quality of performance with a primary focus on the Centers for Medicare & Medicaid Services Core Measures and HCAHPS performance against industry benchmarks. However, no such adjustment to an individual award shall exceed 20% of the “target” award of the individual.
          Awards pursuant to the Senior Officer PEP that are attributable to the performance goals being met at “target” level or below will be paid solely in cash, and, in the event performance goals are achieved above the “target” level, the amount of an award attributable to performance results in excess of “target” levels shall be payable 50% in cash and 50% in restricted stock units.
          In addition, awards pursuant to the Senior Officer PEP are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based were restated or otherwise adjusted or in the event a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
          The foregoing description of the Senior Officer PEP does not purport to be complete and is qualified in its entirety by reference to the Senior Officer PEP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 10.1	HCA Holdings, Inc. 2011 Senior Officer Performance Excellence Program
Exhibit 10.2	Form of 2011 PEP Restricted Share Unit Agreement (Officers)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)
By:	/s/ John M. Franck II
John M. Franck II
Vice President — Legal and Corporate Secretary

Date: April 4, 2011

EXHIBIT INDEX

Exhibit 10.1	HCA Holdings, Inc. 2011 Senior Officer Performance Excellence Program
Exhibit 10.2	Form of 2011 PEP Restricted Share Unit Agreement (Officers)